UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2006

INTELISYS AVIATION SYSTEMS OF AMERICA INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26777	22-3662292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Bombardier Street
Shediac, New Brunswick E4P 1H9
Canada
(Address of principal executive offices)

(506) 532-8515
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership

On October 4, 2006, the proposal submitted by InteliSys Aviation Systems of America Inc. (the “Registrant”) and the proposal submitted by all the subsidiaries of the Registrant in the Court of Queen’s Bench of the Province of New Brunswick, Canada was approved by the Court. Pursuant to such proposal, a new company consisting of the existing employees of the Registrant and a group of new equity investors (“Newco”) will acquire all the assets of the subsidiaries of the Registrant (the “Subsidiaries”). Jock English, Chief Operating Officer of IYSA will be the Chief Executive Officer and President of Newco. The consideration for such purchase will consist of $200,000 CDN in cash and $250,000 CDN in 3-year 8% notes to be issued by Newco (the “Newco Notes”). Such notes will be secured by all the assets of Newco. In addition, the beneficial ownership of Newco held by certain of the current employees of the Subsidiaries is irrevocably transferred to the holders of the Notes if the intellectual property of Newco is sold, there is a sale of more than 51% of the initial common shares of Newco or the initiation of any process to take Newco public within 3 years of the Court Order. If the Newco Notes are in default, the 3-year period becomes extended to 5 years.

In accordance with the terms of the proposal, the secured claims of the creditors of the Subsidiaries will be assumed by Newco (there are no secured creditors of the Registrant). The unsecured claims of the creditors of the Registrant are to receive $1,250 CDN within two months of court approval of the proposal. After the payment of fees and any taxes owed pursuant to the Income Tax Act (Canada), the Class A Unsecured Creditors of the Subsidiaries shall receive $150 CDN in cash for each claim, the balance of cash from the sale of assets after payment to secured creditors and the balance thereof by having their respective proportion share of the Newco Notes. The Class B Creditor (the Registrant) shall not receive any cash or Newco notes from the sale of the subsidiaries. The Class C creditors (the employees of the subsidiaries of the Registran) shall receive $50,000 CDN in Newco notes to be distributed on a prorata basis.

The Registrant is not issuing any shares of stock in the proposal and therefore need not reserve any shares for future issuances.

The Court of Queen’s Bench of the Province of New Brunswick, Canada approved the proposals on October 6, 2006. The Court issued a Court Order ordering the sale of all assets of the subsidiaries to Newco, subject to the conditions of the proposal.

For the terms and conditions of the proposals made by the Registrant and its subsidiaries and the Court Orders, reference is made to such proposals and the Court Order attached hereto as Exhibits 2.2, 2.3, 2.4 and 2.5, respectively. All statements made herein concerning the foregoing proposals are qualified in their entirety by reference to such proposals.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 2.2	Second Amended Proposal filed by InteliSys Aviation Systems of America Inc. with the Queen’s Bench of New Brunswick in Bankruptcy and Insolvency, Court No. 12515 on October 3, 2006

Exhibit 2.3
Amended Joint Proposal filed by Convergix Inc., Cynaptec Information Systems Inc., Intelisys Acquisition Inc., Intelisys Aviation Systems Inc. with the Queen’s Bench of New Brunswick in Bankruptcy and Insolvency, Court Numbers 12381-12385 on October 3, 2006

Exhibit 2.4	Court Order dated October 6, 2006 signed by the Chief Justice of the Court of the Queen’s Bench in the matter of InteliSys Aviation Systems of America Inc.

Exhibit 2.5
Court Order dated October 6, 2006 signed by the Chief Justice of the Court of the Queen’s Bench in the matter of Convergix Inc., Cynaptec Information Systems Inc., Intelisys Acquisition Inc., Intelisys Aviation Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELISYS AVIATION SYSTEMS
OF AMERICA INC.
(Registrant)

By: /s/ Ralph Eisenschmid
Name: Ralph Eisenschmid
Title: Chief Executive Officer, Presidentand Director

Date: October 10, 2006